At the Company:
Akorn, Inc.
Arthur S. Przybyl
President and CEO
(847) 279-6100
FOR IMMEDIATE RELEASE
Akorn, Inc. Announces Move to Nasdaq Global Market
Buffalo Grove, IL, January 25, 2007 — Akorn, Inc. (AMEX: AKN) today announced that its common stock listing application for the Nasdaq Global Market (Nasdaq) has been approved. Akorn expects to begin trading on the Nasdaq on or about February 7, 2007. Akorn will trade on the Nasdaq Global Market under the new symbol “AKRX”. Until then, Akorn’s common stock will continue trading on the American Stock Exchange under the current symbol “AKN”.
Arthur S. Przybyl, Akorn’s President and Chief Executive Officer stated, “We are proud to be moving to the Nasdaq Global Market. We believe that the Nasdaq will provide our investors with a more transparent electronic market to aid their trading efficiency and liquidity needs. For us, this is a welcome milestone event.”
About Akorn, Inc.
Akorn, Inc. manufactures and markets sterile specialty pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois and Somerset, New Jersey and markets and distributes an extensive line of hospital and ophthalmic pharmaceuticals. Additional information is available at the Company’s website at www.akorn.com.

Materials in this press release may contain information that includes or is based upon forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Forward-looking statements give our expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. In particular, these include statements relating to future steps we may take, prospective products, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, and financial results.
Any or all of our forward-looking statements here or in other publications may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining our actual future results. Consequently, no forward-looking statement can be guaranteed. Our actual results may vary materially, and there are not guarantees about the performance of our stock.
Any forward-looking statements represent our expectations or forecasts only as of the date they were made and should not be relied upon as representing our expectations or forecasts as of any subsequent date. We undertake no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise, even if our expectations or forecasts change. You are advised, however, to consult any further disclosures we make on related subjects in our reports filed with the SEC. In particular, you should read the discussion in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” in our most recent Annual Report on Form 10-K, as it may be updated in subsequent reports filed with the SEC. That discussion covers certain risks, uncertainties and possibly inaccurate assumptions that could cause our actual results to differ materially from expected and historical results. Other factors besides those listed there could also adversely affect our results.